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                                                                    EXHIBIT 23.3


              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference on Form 10-K of Calpine Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained on Form 10-K for the year ended December 31, 2004.


                                NETHERLAND, SEWELL & ASSOCIATES, INC.

                                BY: \s\ Danny D. Simmons
                                    --------------------
                                    Danny D. Simmons
                                    Executive Vice President



Houston, Texas
March 31, 2005

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